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                                                                   EXHIBIT 10.13


                                  Exhibit 10.13

                         RIGHTS AGREEMENT AMENDMENT NO. 2

                This Amendment No. 2, dated as of November 16, 2001, to the Rights Agreement, dated as of July 15, 1999, as amended (the "Rights Agreement"), is between J2 Communications, a California corporation (the "Company"), and U.S. Stock Transfer Corporation, a Delaware corporation (the "Rights Agent").

                The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof and the Company desires and directs the Rights Agent to so amend the Rights Agreement. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

                In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:

        1. Section 1.1 of the Rights Agreement is hereby amended to read in its entirety as follows:

        "'Acquiring Person' shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding but shall not include (i) an Exempt Person (as such term is hereinafter defined) or (ii) Daniel Laikin ("Laikin"), Paul Skjodt ("Skjodt") and James P. Jimirro ("Jimirro") unless and until such time as, in the case of Laikin and Skjodt (or any of their Related Persons (as such term is hereinafter defined), if any), such holders as a group shall become the Beneficial Owner of 25% or more of the Common Shares of the Company then outstanding or, in the case of Jimirro (or any of his Related Persons, if any), he shall become the Beneficial Owner of 39% or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% (or, in the case of

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Laikin and Skjodt (or any of their Related Persons, if any) as a group, 25% or, in the case of Jimirro (or any of his Related Persons, if any, 39%) or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% (or, in the case of Laikin and Skjodt (or any of their Related Persons, if any) as a group, 25% or, in the case of Jimirro (or any of his Related Persons, if any), 39%) or more of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this
Section 1.1, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be or have become an "Acquiring Person" at any time for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement."

        2. Section 1.10 of the Rights Agreement is hereby amended by deleting the following text:

        "Notwithstanding anything in the Agreement to the contrary, no Shares Acquisition Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Letter Agreement, dated as of March 5, 2001, among the Company, Laikin, Skjodt and Jimirro (the "Letter Agreement") or the Documentation (as such term is defined in the Letter Agreement), (ii) acceptance for payment and purchase of Common Shares of the Company pursuant to the Letter Agreement or the

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Documentation, (iii) the consummation of the Transactions (as defined in the
Letter Agreement) or (iv) any purchase of Common Shares of the Company by Laikin, Skjodt or their respective Affiliates, Associates or Group.

        3. Section 3.1 of the Rights Agreement is hereby amended by deleting the following text:

        "Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Letter Agreement or the Documentation (as such term is defined in the Letter Agreement), (ii) acceptance for payment and purchase of shares of the Common Shares of the Company pursuant to the Letter Agreement or the Documentation, (iii) the consummation of the Transactions (as defined in the Letter Agreement) or (iv) any purchase of Common Shares of the Company by Laikin, Skjodt or their respective Affiliates, Associates or Group."

        4. Section 11.1.2 of the Rights Agreement is hereby amended by deleting the following text:

        "Notwithstanding anything in this Agreement to the contrary, no Trigger Event shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Letter Agreement or the Documentation (as such term is defined in the Letter Agreement), (ii) acceptance for payment and purchase of shares of the Common Shares of the Company pursuant to the Letter Agreement or the Documentation, (iii) the consummation of the Transactions (as defined in the Letter Agreement) or (iv) any purchase of Common Shares of the Company by Laikin, Skjodt or their respective Affiliates, Associates or Group."

        5. Section 13.1 of the Rights Agreement is hereby further amended by deleting the following text:

        "Notwithstanding anything in this Agreement to the contrary, none of the events described in clauses (A) through (C) of the first sentence of Section
13.1 shall be deemed to have occurred solely as a result of (i) the approval, execution or delivery of the Letter Agreement or the Documentation (as such term is defined in the Letter Agreement), (ii) acceptance for payment and purchase of shares of the Common Shares of the Company pursuant to the Letter Agreement or the Documentation, (iii) the consummation of the Transactions (as defined in the Letter Agreement) or (iv) any purchase of Common Shares of the Company by Laikin, Skjodt or their respective Affiliates, Associates or Group."

        6. The first sentence of Section 27.1 of the Rights Agreement is hereby amended to read in its entirety as follows:

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        "The Board of Directors of the Company may, at its option, at any time after the occurrence of a Trigger Event, exchange for each outstanding and exercisable Right (which shall not include Rights that have become void pursuant to the provisions of Section 11.1.2) that number of Common Shares (or other consideration provided for in Section 11.1.3) having an aggregate value equal to the Spread (with such value being based on the current per share market price (as determined pursuant to Section 11.4) on the date of the occurrence of a Trigger Event), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the "Exchange Consideration")."

        7. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of California.

        8. This Amendment to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

        9. Except as expressly set forth herein, this Amendment to the Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

        10. Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.




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                IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Rights Agreement to be duly executed as of the day and year first above written.

                                       J2 COMMUNICATIONS



                                       By: /S/ JAMES P. JIMIRRO
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title: President
                                             -----------------------------------


                                       U.S. STOCK TRANSFER CORPORATION
                                       as Rights Agent



                                       By: /s/ RICHARD BROWN
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------